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EXHIBIT 21.1 SUBSIDIARIES OF THE REGISTRANT

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                                                        State of      Percentage
Name                                                 Incorporation       Owned
----                                                 -------------    -----------
American Casino Enterprises, Inc.                        Nevada         100%
American Care Group, Inc.                                Nevada         100%
Diversy Enterprises, Inc.                                Nevada         100%
Fowler Card Club, Inc.                                   California     100%
Fuel and Air Service Technology, Inc.                    Nevada         100%
G & L Acquisition Corp.                                  Nevada          64%
Las Vegas Enterprises, Inc.                              Nevada         100%
Millerton Games, Inc.                                    California     100%
Motel Development, Inc.                                  Nevada         100%
Nevada Publishing, Inc.                                  Nevada         100%
Royal Reservations, Inc.                                 Nevada         100%
The Reservation Connection                               Nevada         100%
Trinidad Management, Inc.                                Nevada         100%
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